Exhibit 99.1

Diodes Incorporated Reports First Quarter 2013 Financial Results

Achieves Record Revenue with Improved Margins

Plano, Texas – May 9, 2013 – Diodes Incorporated (Nasdaq: DIOD), a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete, logic and analog semiconductor markets, today reported its financial results for the first quarter ended March 31, 2013.

First Quarter Highlights

•	Completed acquisition of BCD Semiconductor Manufacturing Limited (“BCD”) on March 5 and included initial purchase accounting adjustments in first quarter 2013 GAAP results;

•	Revenue was $177.0 million, an increase of 8.4 percent from the $163.3 million in the fourth quarter 2012, and an increase of 22.3 percent from the $144.7 million in the first quarter 2012;

•	GAAP gross profit was $46.2 million, including a $1.8 million inventory valuation adjustment related to the BCD purchase, and GAAP gross margin was 26.1 percent;

•	Non-GAAP adjusted gross profit was $48.0 million compared to GAAP gross profit of $43.2 million in fourth quarter 2012, and GAAP gross profit of $33.7 million in first quarter 2012;

•	Non-GAAP adjusted gross profit margin was 27.1 percent compared to GAAP gross profit margin of 26.5 percent in fourth quarter 2012, and GAAP gross margin of 23.3 percent in the first quarter 2012;

•	GAAP income tax expense was $6.6 million, including a $5.4 million China tax audit adjustment for 2009-2011;

•

GAAP net loss was $1.9 million, or ($0.04) per share, compared to fourth quarter 2012 GAAP net income of $4.1 million, or $0.09 per diluted share, and first quarter 2012 GAAP net income of $4.9 million, or $0.10 per diluted share;

•

Non-GAAP adjusted net income was $7.5 million, or $0.16 per diluted share, compared to non-GAAP adjusted net income of $6.2 million, or $0.13 per diluted share in fourth quarter 2012, and non-GAAP adjusted net income of $4.1 million, or $0.09 per diluted share, in first quarter 2012;

•

Excluding $2.1 million, net of tax, of share-based compensation expense, GAAP net loss per share of ($0.04) would have improved by $0.05 per share and non-GAAP adjusted net earnings per fully diluted share of $0.16 would have improved by $0.04 per diluted share; and

•	Achieved $31.3 million cash flow from operations, $43.1 million net cash flow, including $20.2 million of BCD cash at quarter end, and $15.4 million of free cash flow.

As previously disclosed the Company’s updated guidance provided on March 7, 2013 did not include the impact of any BCD purchase price accounting adjustments. Based on the subsequent initial valuation of BCD’s acquired assets, GAAP gross profit includes an inventory valuation adjustment totaling $1.8 million. In addition, as previously disclosed, the China government audited the high-tech company status of the Company’s largest China subsidiary that has utilized a preferential tax rate of 15 percent. On April 11, 2013, the Company was notified by the China government that they had completed their tax audit and had concluded that the Company owed additional tax related to the 2011 tax year in the amount of $5.4 million.

Commenting on the results, Dr. Keh-Shew Lu, President and Chief Executive Officer, stated, “I am pleased to report that Diodes achieved record quarterly revenue despite the typical seasonal softness in the quarter and the slowdown at certain key OEMs. Our sequential revenue growth was due to the result of our continued design win momentum, as well as, one month of revenue contribution from our acquisition of BCD.”

“Additionally, non-GAAP adjusted gross profit margin, which excludes the BCD inventory valuation adjustment, improved 60 basis points sequentially and was favorable to our updated guidance due to revenue increases in the higher margin regions of North America and Europe, a better than expected manufacturing recovery following the Chinese New Year holiday, lower gold prices and a more favorable product mix.”

“Also during the quarter, we finalized our acquisition of BCD and the integration to-date has gone smoothly. This transaction, excluding purchase price accounting adjustments, was immediately accretive to earnings.

“Overall, we believe the first quarter sets the stage for continued growth and margin improvement in the second quarter, which will represent our first full quarter with BCD.”

First Quarter 2013

Revenue for the first quarter 2013 was $177.0 million, an increase of 8.4 percent over the $163.3 million in the fourth quarter 2012, and an increase of 22.3 percent from the $144.7 million in the first quarter 2012. Revenue was up sequentially primarily due to one month of revenue contribution from BCD, as well as, the result of our continued design win momentum.

GAAP gross profit was $46.2 million, including a $1.8 million inventory valuation adjustment related to the BCD purchase. GAAP gross profit margin was 26.1 percent.

Non-GAAP adjusted gross profit for the first quarter 2013 was $48.0 million, or 27.1 percent of revenue, compared to GAAP gross profit of $43.2 million, or GAAP gross profit margin of 26.5 percent of revenue, in the fourth quarter 2012, and GAAP gross profit of $33.7 million, or GAAP gross profit margin of 23.3 percent, in the first quarter 2012. Gross profit margin improved over the prior quarter as a result of increased revenue in higher margin regions, a better than expected manufacturing recovery following the Chinese New Year holiday, lower gold prices, and improved product mix.

First quarter 2013 GAAP net loss was $1.9 million, or ($0.04) per share, which compared to fourth quarter 2012 GAAP net income of $4.1 million, or $0.09 per diluted share, and first quarter 2012 GAAP net income of $4.9 million, or $0.10 per diluted share.

First quarter 2013 non-GAAP adjusted net income was $7.5 million, or $0.16 per diluted share, which excluded, net of tax, $2.5 million of items related to the BCD acquisition, $1.5 million of non-cash acquisition-related intangible asset amortization costs, and $5.4 million due to the China tax audit adjustment. This compared to non-GAAP adjusted net income of $6.2 million, or $0.13 per diluted share, in the fourth quarter 2012 and $4.1 million, or $0.09 per diluted share, in the first quarter 2012.

The following is a summary reconciliation of GAAP net loss to non-GAAP adjusted net income and per share data, net of tax (in thousands, except per share data):

	Three Months Ended March 31, 2013
	Cost of Goods Sold	Operating Expenses	Income Tax Provision	Net Income (Loss)
GAAP				$(1,926)

Loss per share (GAAP)
Diluted				$(0.04)

Adjustments to reconcile net loss to adjusted net income:

Items related to the BCD acquisition (excluding intangible assets)	1,828	925	(213)	2,540

Amortization of acquisition related intangible assets	—	1,909	(443)	1,466

Tax expense related to tax audit	—	—	5,447	5,447

Adjusted (Non-GAAP)				$7,527

Diluted shares used in computing earnings per share				47,233

Adjusted earnings per share (Non-GAAP)
Diluted				$0.16

(See the reconciliation of net loss to adjusted net income tables near the end of the release for further details, including details of all items included in “items related to the BCD acquisition.”)

Included in first quarter 2013 GAAP net loss and non-GAAP adjusted net income was approximately $2.1 million, net of tax, non-cash share-based compensation expense. Excluding share-based compensation expense, GAAP net loss per share of ($0.04) would have improved by $0.05 per share and non-GAAP adjusted diluted earnings per share of $0.16 would have improved by $0.04 per share.

EBITDA, which represents earnings before net interest expense, income tax, depreciation and amortization, for the first quarter 2013 was $23.1 million, compared to $24.1 million for the fourth quarter 2012 and $21.2 million for the first quarter 2012. For a reconciliation of GAAP net income (loss) to EBITDA (non-GAAP), see the table near the end of the release for further details.

As of March 31, 2013, the Company had approximately $200 million in cash and cash equivalents, and working capital was approximately $453 million.

Business Outlook

Dr. Lu concluded, “For the second quarter 2013, we expect continued growth with revenue increasing to between $206 million and $218 million, or up 16 percent to 23 percent sequentially, including the first full quarter of revenue from BCD. GAAP gross profit margin, which will include approximately $4.0 million relating to an inventory valuation adjustment pertaining to the inventory acquired as part of the BCD purchase, is expected to be 27.0 percent, plus or minus 2 percent. Non-GAAP gross profit margin, excluding the inventory valuation adjustment, is expected to be 29.0 percent, plus or minus 2 percent.”

“In early second quarter 2013, we announced a restructuring of our UK development team and the closure of our New York sales office. We expect that these actions will be completed in the second quarter. Restructuring costs in the second quarter 2013 are expected to be approximately $1.7 million, and will provide cost savings going forward of approximately $3.0 million per year.”

“GAAP operating expenses are expected to be 23.6 percent of revenue, plus or minus 1 percent. Non-GAAP operating expenses, excluding amortization of intangible expenses, restructuring expenses, and BCD retention bonus accruals, are expected to be 21.3 percent of revenue plus or minus 1 percent. We expect our income tax rate to range between 14 percent and 20 percent, and shares used to calculate GAAP earnings per share for the second quarter are anticipated to be approximately 47.4 million.”

A summary of the guidance for GAAP and non-GAAP financial measures follows:

	GAAP	Non-GAAP
Revenue $ (millions)	$206 to $218	$206 to $218
Sequential growth (%)	16% to 23%	16% to 23%

Gross profit margin (% of Revenue)	25.0% to 29.0%	27.0% to 31.0%

Operating expenses (% of Revenue)	22.6% to 24.6%	20.3% to 24.6%

Tax rate (%)	14% to 20%	14% to 20%

Shares (millions)	47.4	47.4

Conference Call

Diodes will host a conference call on Thursday, May 9, 2013 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its first quarter financial results. Investors and analysts may join the conference call by dialing 1-866-515-2915 and providing the confirmation code 64110633. International callers may join the teleconference by dialing 1-617-399-5129 and enter the same confirmation code at the prompt. A telephone replay of the call will be made available approximately two hours after the call and will remain available until Thursday, May 16, 2013 at midnight Central Time. The replay number is 1-888-286-8010 with a pass code of 33988622. International callers should dial 1-617-801-6888 and enter the same pass code at the prompt. Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investors section of Diodes’ website at http://www.diodes.com. To listen to the live call, please go to the Investors section of Diodes’ website and click on the conference call link at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call on Diodes’ website for approximately 60 days.

About Diodes Incorporated

Diodes Incorporated (Nasdaq: DIOD), a Standard and Poor’s SmallCap 600 and Russell 3000 Index company, is a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete, logic and analog semiconductor markets. Diodes serves the consumer electronics, computing, communications, industrial, and automotive markets.

Diodes’ products include diodes, rectifiers, transistors, MOSFETs, protection devices, functional specific arrays, single gate logic, amplifiers and comparators, Hall-effect and temperature sensors; power management devices, including LED drivers, AC-DC converters and controllers, DC-DC switching and linear voltage regulators, and voltage references along with special function devices, such as USB power switches, load switches, voltage supervisors, and motor controllers. Diodes’ corporate headquarters, logistics center, and Americas’ sales office are located in Plano, Texas. Design, marketing, and engineering centers are located in Plano; San Jose, California; Taipei, Taiwan; Manchester, England; and Neuhaus, Germany. Diodes’ wafer fabrication facilities are located in Kansas City, Missouri and Manchester, with four manufacturing facilities located in Shanghai, China, and two joint venture facilities located in Chengdu, China, as well as manufacturing facilities located in Neuhaus and Taipei. Additional engineering, sales, warehouse, and logistics offices are located in Fort Worth, Texas; Taipei; Hong Kong; Manchester; Shanghai; Shenzhen, China; Seongnam-si, South Korea; Suwon, South Korea; Tokyo, Japan; and Munich, Germany, with support offices throughout the world. For further information, including SEC filings, visit Diodes’ website at http://www.diodes.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such statements include statements regarding our expectation that: overall, we believe the first quarter sets the stage for continued growth and margin improvement in the second quarter, which will represent our first full quarter with BCD; for the second quarter 2013, we expect continued growth with revenue increasing to between $206 million and $218 million, or up 16 percent to 23 percent sequentially, including the first full quarter of revenue from BCD; GAAP gross profit margin, which will include approximately $4.0 million relating to an inventory valuation adjustment pertaining to the inventory acquired as part of the BCD purchase, is expected to be 27.0 percent, plus or minus 2 percent; non-GAAP gross profit margin, excluding the inventory valuation adjustment, is expected to be 29.0 percent, plus or minus 2 percent; in early second quarter 2013, we announced a restructuring of our UK development team and the closure of our New York sales office; we expect that these actions will be completed in the second quarter; restructuring costs in the second quarter 2013 are expected to be approximately $1.7 million, and will provide cost savings going forward of approximately $3.0 million per year; GAAP operating expenses are expected to be 23.6 percent of revenue, plus or minus 1 percent; non-GAAP operating expenses, excluding amortization of intangible expenses, restructuring expenses, and BCD retention bonus accruals, are expected to be 21.3 percent of revenue plus or minus 1 percent; and we expect our income tax rate to range between 14 percent and 20 percent, and shares used to calculate GAAP earnings per share for the second quarter are anticipated to be approximately 47.4 million. Potential risks and uncertainties include, but are not limited to, such factors as: the risk that BCD’s business will not be integrated successfully into Diodes’; the risk that the expected benefits of the acquisition may not be realized; the risk that BCD’s standards, procedures and controls will not be brought into conformance within Diodes’ operations; difficulties coordinating Diodes’ and BCD’s new product and process development, hiring additional management and other critical personnel, and increasing the scope, geographic diversity and complexity of Diodes’ operations; difficulties in consolidating facilities and transferring processes and know-how; the diversion of our management’s attention from the management of our business; the risk that we may not be able to maintain our current growth strategy or continue to maintain our current performance, costs and loadings in our manufacturing facilities; risks of domestic and foreign operations, including excessive operation costs, labor shortages, higher tax rates and our joint venture prospects; the risk of unfavorable currency exchange rates; our future guidance may be incorrect; the global economic weakness may be more severe or last longer than we currently anticipated; and other information detailed from time to time in Diodes’ filings with the United States Securities and Exchange Commission.

Recent news releases, annual reports and SEC filings are available at the Company’s website: http://www.diodes.com. Written requests may be sent directly to the Company, or they may be e-mailed to: diodes-fin@diodes.com.

# # #

Company Contact:

Diodes Incorporated

Laura Mehrl

Director of Investor Relations

P: 972-987-3959

E: laura_mehrl@diodes.com

Investor Relations Contact:

Shelton Group

Leanne Sievers

EVP, Investor Relations

P: 949-224-3874

E: lsievers@sheltongroup.com

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
NET SALES	$176,964	$144,663

COST OF GOODS SOLD	130,781	110,957

Gross profit	46,183	33,706

OPERATING EXPENSES
Selling, general and administrative	30,376	22,146
Research and development	10,080	7,164
Amortization of acquisition related intangible assets	1,909	1,095
Loss (gain) on sale of assets	42	(2,199)

Total operating expenses	42,407	28,206

Income from operations	3,776	5,500

OTHER INCOME (EXPENSES)
Interest income	80	172
Interest expense	(945)	(123)
Gain (loss) on securities carried at fair value	366	—
Other	1,020	638

Total other income (expenses)	521	687

Income before income taxes and noncontrolling interest	4,297	6,187

INCOME TAX PROVISION	6,574	618

NET INCOME (LOSS)	(2,277)	5,569

Less: NET LOSS (INCOME) attributable to noncontrolling interest	351	(698)

NET INCOME (LOSS) attributable to common stockholders	$(1,926)	$4,871

EARNINGS (LOSS) PER SHARE attributable to common stockholders
Basic	$(0.04)	$0.11

Diluted	$(0.04)	$0.10

Number of shares used in computation
Basic	46,021	45,460

Diluted	46,021	46,935

Note: Throughout this release, we refer to “net income attributable to common stockholders” as “net income.”

DIODES INCORPORATED AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME

(in thousands, except per share data)

(unaudited)

For the three months ended March 31, 2013:

	Cost of Goods Sold	Operating Expenses	Income Tax Provision	Net Income (Loss)
GAAP				$(1,926)

Loss per share (GAAP)
Diluted				$(0.04)

Adjustments to reconcile net loss to adjusted net income:

Inventory valuations	1,828	—	(274)	1,554

Acquisition costs	—	600	110	710

Retention costs	—	325	(49)	276

Amortization of acquisition related intangible assets	—	1,909	(443)	1,466

Tax expense related to tax audit	—	—	5,447	5,447

Adjusted (Non-GAAP)				$7,527

Diluted shares used in computing earnings per share				47,233

Adjusted earnings per share (Non-GAAP)
Diluted				$0.16

Note: Included in GAAP and non-GAAP adjusted net income was approximately $2.1 million, net of tax, non-cash share-based compensation expense. Excluding share based compensation expense, GAAP net loss per share of ($0.04) would have improved by $0.05 and non-GAAP adjusted diluted earnings per share of $0.16 would have improved by $0.04.

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME – Cont.

(in thousands, except per share data)

(unaudited)

For the three months ended December 31, 2012:

	Operating Expenses	Income Tax Provisions	Net Income
GAAP			$4,075

Earnings per share (GAAP)
Diluted			$0.09

Adjustments to reconcile net income to adjusted net income:

Amortization of acquisition related intangible assets	1,721	(590)	1,131

Acquisition costs	1,475	(516)	959

Adjusted (Non-GAAP)			$6,165

Diluted shares used in computing earnings per share			46,900

Adjusted earnings per share (Non-GAAP)
Diluted			$0.13

Note: Included in GAAP and non-GAAP adjusted net income was approximately $2.4 million, net of tax, non-cash share-based compensation expense. Excluding share based compensation expense, both GAAP and non-GAAP adjusted diluted earnings per share would have improved by $0.05 per share.

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME – Cont.

(in thousands, except per share data)

(unaudited)

For the three months ended March 31, 2012:

	Operating Expenses	Income Tax Provision	Net Income
GAAP			$4,871

Earnings per share (GAAP)
Diluted			$0.10

Adjustments to reconcile net income to adjusted net income:

Amortization of acquisition related intangible assets	1,095	(290)	805

Gain on sale of assets	(2,122)	509	(1,613)

Adjusted (Non-GAAP)			$4,063

Diluted shares used in computing earnings per share			46,935

Adjusted earnings per share (Non-GAAP)
Diluted			$0.09

Note: Included in GAAP and non-GAAP adjusted net income was approximately $2.3 million, net of tax, non-cash share-based compensation expense. Excluding this expense, both GAAP and non-GAAP adjusted diluted earnings per share would have improved by $0.05 per share.

ADJUSTED NET INCOME (Non-GAAP)

This measure consists of generally accepted accounting principles (“GAAP”) net income (loss), which is then adjusted solely for the purpose of adjusting for inventory valuations, acquisition costs, retention costs, amortization of acquisition related intangible assets, tax payments related to tax audit and gain on sale of assets, as discussed below. Excluding inventory valuations, acquisition costs, retention costs, tax payments related to tax audit and gain on sale of assets provides investors with a better depiction of the Company’s operating results and provides a more informed baseline for modeling future earnings expectations. Excluding the amortization of acquisition related intangible assets allows for comparison of the Company’s current and historic operating performance. The Company excludes the above listed items to evaluate the Company’s operating performance, to develop budgets, to determine incentive compensation awards and to manage cash expenditures. Presentation of the above non-GAAP measures allows investors to review the Company’s results of operations from the same viewpoint as the Company’s management and Board of Directors. The Company has historically provided similar non-GAAP financial measures to provide investors an enhanced understanding of its operations, facilitate investors’ analyses and comparisons of its current and past results of operations and provide insight into the prospects of its future performance. The Company also believes the non-GAAP measures are useful to investors because they provide additional information that research analysts use to evaluate semiconductor companies. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results and may differ from measures used by other companies. For example, we do not adjust for any amounts attributable to noncontrolling interest. The Company recommends a review of net income on both a GAAP basis and non-GAAP basis be performed to get a comprehensive view of the Company’s results. The Company provides a reconciliation of GAAP net income to non-GAAP adjusted net income.

Inventory valuations – The Company excluded cost incurred for inventory valuation. The Company adjusted the inventory acquired from the BCD acquisition to account for the reasonable profit allowance for the selling effort on finished goods inventory and the reasonable profit allowance for the completing and selling effort on the work–in-process inventory. This non-cash adjustment to inventory is not recurring in nature. The Company believes the exclusion of inventory valuations provides investors an enhanced view of certain costs the Company may incur from time to time and facilitates comparisons with the results of other periods that may not reflect such costs.

Acquisition costs – The Company excluded costs associated with acquiring BCD Semiconductor Manufacturing Limited (“BCD”), which consisted of advisory, legal and other professional and consulting fees. These costs were expensed in the first quarter of 2013 as that was when the costs were incurred and services were received of which, the corresponding tax adjustments were made for the non-deductible portions of these expenses. The Company believes the exclusion of the acquisition related costs provides investors an enhanced view of certain costs the Company may incur from time to time and facilitates comparisons with the results of other periods that may not reflect such costs.

Retention costs – The Company excluded costs accrued within operating expenses in regard to the $5 million employee retention plan in connection with the BCD acquisition. The retention payments are payable at the 12, 18 and 24 month anniversaries of the acquisition with the majority of the cost occurring in the first 12 months. Although these retention costs will be recurring every quarter until the final retention payment has been made, they are not part of the employees normal annual salaries and therefore being excluded. The Company believes the exclusion of retention costs provides investors an enhanced view of certain costs the Company may incur from time to time and facilitates comparisons with the results of other periods that may not reflect such costs.

Amortization of acquisition related intangible assets – The Company excluded the amortization of its acquisition related intangible assets including developed technologies and customer relationships. The fair value of the acquisition related intangible assets, which was allocated to the assets through purchase accounting, is amortized using straight-line methods which approximate the proportion of future cash flows estimated to be generated each period over the estimated useful lives of the applicable assets. The Company believes the exclusion of the amortization expense of acquisition related assets is appropriate as a significant portion of the purchase price for its acquisitions was allocated to the intangible assets that have short lives and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held businesses. In addition, the Company excluded the amortization expense as there is significant variability and unpredictability across other companies with respect to this expense.

Tax expense related to tax audit – The Company excluded additional tax expense in regard to a tax audit of the China tax authorities. The China government audited the Company’s High and New Technology Enterprise (“HNTE”) status for the years 2009 through 2011 and determined there was an underpayment for the tax year 2011. The Company has been approved for the HNTE status for 2012 through 2014. Given that 2011 is an isolated occurrence, the additional tax and any penalties and interest associated with the audit are being excluded. The Company believes the exclusion of tax expense related to tax audit provides investors an enhanced view of certain costs the Company may incur from time to time and facilitates comparisons with the results of other periods that may not reflect such costs.

Gain on sale of assets – The Company excluded the gain recorded for the sale of assets. During the first quarter 2012, the Company sold an intangible asset located in Europe and this gain was excluded from management’s assessment of the Company’s core operating performance as this long-lived asset was a non-core intellectual asset. The Company believes the exclusion of the gain on sale of assets provides investors an enhanced view of a gain the Company may incur from time to time and facilitates comparisons with results of other periods that may not reflect such gains.

Adjusted Earnings per Share (Non-GAAP) – This non-GAAP financial measure is the portion of the Company’s GAAP net income (loss) assigned to each share of stock, excluding inventory valuations, acquisition costs, retention costs, amortization of acquisition related intangible assets, tax payments related to tax audit and gain on sale of assets, as discussed below. Excluding inventory valuations, acquisition costs, retention costs, tax payments related to tax audit and gain on sale of assets provides investors with a better depiction of the Company’s operating results and provides a more informed baseline for modeling future earnings expectations. Excluding the amortization of acquisition related intangible assets allows for comparison of the Company’s current and historic operating performance, as described in further detail above. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results and may differ from measures used by other companies. The Company recommends a review of diluted earnings per share on both a GAAP basis and non-GAAP basis be performed to obtain a comprehensive view of the Company’s results. Information on how these share calculations are made is included in the reconciliation table provided.

ADJUSTED GROSS PROFIT

Adjusted gross profit (Non-GAAP) – This measure consists of GAAP gross profit, which is then adjusted solely for the purpose of adjusting for inventory valuations (as described above) related to the acquisition of BCD. Excluding inventory valuations provides investors with a better depiction of the Company’s gross profit and provides a more informed baseline for modeling future gross profit. Presentation of the above non-GAAP measure allows investors to review the Company’s results of operations from the same viewpoint as the Company’s management and Board of Directors. The Company has historically provided similar non-GAAP financial measures to provide investors an enhanced understanding of its operations, facilitate investors’ analyses and comparisons of its current and past results of operations and provide insight into the prospects of its future performance. The Company also believes the non-GAAP measure is useful to investors because it provides additional information that research analysts use to evaluate semiconductor companies. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results and may differ from measures used by other companies.

Three Months Ended March 31, 2013
unaudited
GAAP gross profit	$46,183

GAAP gross profit margin	26.1%

Adjustments to reconcile GAAP gross profit to non-GAAP adjusted gross profit:

Inventory valuations	1,828

Non-GAAP adjusted gross profit	$48,011

Non-GAAP gross profit margin	27.1%

CASH FLOW ITEMS

Free cash flow (FCF) (Non-GAAP)

FCF for the first quarter of 2013 is a non-GAAP financial measure, which is calculated by taking cash flow from operations less capital expenditures. For the first quarter of 2013, the amount was $15.4 million ($31.3 million less (-) ($15.9) million). FCF represents the cash and cash equivalents that we are able to generate after taking into account cash outlays required to maintain or expand property, plant and equipment. FCF is important because it allows us to pursue opportunities to develop new products, make acquisitions and reduce debt.

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF NET INCOME (LOSS) TO EBITDA

EBITDA represents earnings before net interest expense, income tax provision, depreciation and amortization. Management believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties, such as financial institutions in extending credit, in evaluating companies in our industry and provides further clarity on our profitability. In addition, management uses EBITDA, along with other GAAP measures, in evaluating our operating performance compared to that of other companies in our industry because the calculation of EBITDA generally eliminates the effects of financing, operating in different income tax jurisdictions, and accounting effects of capital spending, including the impact of our asset base, which can differ depending on the book value of assets and the accounting methods used to compute depreciation and amortization expense. EBITDA is not a recognized measurement under GAAP, and when analyzing our operating performance, investors should use EBITDA in addition to, and not as an alternative for, income from operations and net income, each as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of EBITDA may not be comparable to similarly titled measures used by other companies. For example, our EBITDA takes into account all net interest expense, income tax provision, depreciation and amortization without taking into account any attributable to noncontrolling interest. Furthermore, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments.

The following table provides a reconciliation of net income (loss) to EBITDA (in thousands, unaudited):

	Three Months Ended March 31,		Three Months Ended December 31,
	2013	2012	2012
Net income (loss) (GAAP)	$(1,926)	$4,871	$4,075
Plus:
Interest expense, net	865	(49)	113
Income tax provision	6,574	618	2,842
Depreciation and amortization	17,558	15,773	17,072

EBITDA (Non-GAAP)	$23,071	$21,213	$24,102

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

ASSETS

(in thousands)

	March 31, 2013	December 31, 2012
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$200,205	$157,121
Accounts receivable, net	172,237	152,073
Inventories	182,201	153,293
Deferred income taxes, current	11,566	9,995
Prepaid expenses and other	45,680	18,928

Total current assets	611,889	491,410

PROPERTY, PLANT AND EQUIPMENT, net	338,173	243,296

DEFERRED INCOME TAXES, non current	31,956	36,819

OTHER ASSETS
Goodwill	86,400	87,359
Intangible assets, net	58,623	44,337
Other	17,597	16,842

Total assets	$1,144,638	$920,063

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

LIABILITIES AND EQUITY

(in thousands, except share data)

	March 31, 2013	December 31, 2012
	(unaudited)
CURRENT LIABILITIES
Lines of credit	$3,713	$7,629
Accounts payable	92,091	64,072
Accrued liabilities	57,656	41,139
Income tax payable	5,547	678

Total current liabilities	158,916	113,518

LONG-TERM DEBT, net of current portion	213,787	44,131
OTHER LONG-TERM LIABILITIES	59,472	41,974

Total liabilities	432,175	199,623

COMMITMENTS AND CONTINGENCIES	—	—

EQUITY
Diodes Incorporated stockholders’ equity
Preferred stock - par value $1.00 per share; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock - par value $0.66 2/3 per share; 70,000,000 shares authorized; 46,023,965 and 46,010,815 issued and outstanding at March 31, 2013 and December 31, 2012, respectively	30,683	30,674
Additional paid-in capital	283,876	280,571
Retained earnings	397,870	399,796
Accumulated other comprehensive loss	(42,870)	(33,856)

Total Diodes Incorporated stockholders’ equity	669,559	677,185

Noncontrolling interest	42,904	43,255

Total equity	712,463	720,440

Total liabilities and equity	$1,114,638	$920,063